UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 11, 2021

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification No.)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	USNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

Effective as of October 11, 2021, the Board of Directors of USANA Health Sciences, Inc. (the “Company”) acted unanimously to appoint Xia Ding as an additional director of the Company, for an initial term expiring at the Company’s 2022 Annual Meeting of Shareholders. Ms. Ding has not been appointed to any Committees of the Board of Directors at this time.  The Company’s Board of Directors now consists of eight members, six of whom are independent.  Ms. Ding will be eligible to participate in the Company’s outside director compensation plan, which consists of cash retainer fees and equity grants under the Company’s 2015 Equity Incentive Award Plan.  There is no arrangement or understanding between Ms. Ding and any other persons pursuant to which she was selected as a director. There are no family relationships between Ms. Ding and any director or executive officer of the Company and there are no relationships between Ms. Ding and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Ms. Ding currently serves as Vice President of e-commerce Asia Pacific and Latin America at Nike. She joined Nike in 2019 where she is accountable for driving the Nike digital business in Asia Pacific and Latin America markets. Prior to joining Nike, Ms. Ding worked for JD.com in China from 2017 to 2019 as the President of JD Fashion where she was responsible for driving the fashion business covering apparel, shoes, sportswear, bags, jewelry, watches and accessories.  She was also instrumental in leading JD.com’s M&A investment strategy to fuel strategic growth.  Prior to joining JD.com, Ms. Ding served as Vice President of Retail Service at Nielsen in China from 2015 to 2017 where she was responsible for overseeing Nielsen’s retail services business. Ms. Ding started her career in 1995 with Hanesbrands, Inc., where she spent the first ten years in the U.S. headquarters in various finance and corporate development roles.  In 2005, Hanesbrands appointed her as the VP/General Manager of China where she brought American lingerie brand Hanes and casualwear brand Champion into the China market.

Ms. Ding is a well-regarded e-commerce and digital leader and was recognized as Forbes 2018 TOP 100 Most Successful Businesswomen in China and Forbes 2017 TOP 10 Most Influential People in China Fashion Industry.  Ms. Ding received a Bachelor of Chemistry degree from the Nanjing University of China. She also earned an M.B.A from the Wake Forest University in Winston-Salem, North Carolina USA.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Press release issued by USANA Health Sciences, Inc. dated October 12, 2021 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date:  October 12, 2021